STATEMENT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 BY PRINCIPAL FINANCIAL OFFICER


      I, O'Donnell Iselin II, herby certify that, to my knowledge, that:

      1. the accompanying Quarterly Report on Form 10-Q of
Cadiz Inc. for the period ended ended September 30, 2005 (the
"Report") fully complies with the requirements of Section
13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cadiz Inc.

      IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

Dated: November 14, 2005


                              /s/ O'Donnell Iselin II
                              ----------------------------------
                              O'Donnell Iselin II
                              Chief Financial Officer and Secretary